Exhibit 10.1

NINTH AMENDMENT OF LEASE

This EIGHTH AMENDMENT OF LEASE made this 16th day of July, 2013 by and between E. I. DU PONT DE NEMOURS AND COMPANY (hereinafter “LANDLORD”) and INCYTE CORPORATION (hereinafter “TENANT”).

W I T N E S S E T H:

WHEREAS, LANDLORD and TENANT entered into a Sublease dated June 16, 2003 as amended October 28, 2003 by the First Amendment of Sublease, the Second Amendment of Sublease dated March 2, 2005, the Third Amendment of Lease dated December 15, 2006, the extension letter to the Lease dated September 25, 2007, the Fourth Amendment of Lease dated December 1, 2007, the Fifth Amendment of Lease dated December 5, 2008, and the Sixth Amendment of Lease dated December 15, 2009 , the Seventh Amendment of Lease dated  November 1, 2010, the Eighth Amendment of Lease dated April 16, 2010 (the Sublease and Lease as amended are hereby referred to as the “LEASE”);

WHEREAS, the parties desire to further amend the LEASE to increase the size of the Leased Premises, increase the rent and extend the Lease term;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

(1)           The size of the Leased Premises will be increased by adding 6,180  square feet of office space on the first floor in Building E301 effective August 1, 2013,  as shown in Exhibit “A” attached hereto and made a part hereof.

(2)           Effective August 1, 2013 the monthly base rent will increase by $20,600.00 for the additional space in Building 301, and the new total monthly base rental shall be $550,803.24 for the Leased Premises.

(3)           In addition to the standard inclusions, the rental rate for the new space in building E301 will include the costs for electric, sewer, and water.  Tenant’s cost for its allocation for fuel oil for E301will be assessed as other space is for the Leased Premises pursuant to the LEASE.

(4)           TENANT will accept space “as is” whereby LANDLORD will not replace the carpet or paint the new Leased Premises space in Building E301 and LANDLORD will supply owned furniture for the additional Leased Premises in E301 prior to Tenant’s occupancy.  TENANT is responsible for cost of furniture relocation and set-up charges.

(5)           The Term of the LEASE will be extended for an additional six (6) month period (the “LEASE EXTENSION”) commencing at midnight January 1, 2014 and expiring at midnight on June 30, 2014 (the “EXPIRATION DATE”).  TENANT shall have the right to extend the Term of the LEASE for up to two (2) additional three (3) month terms by giving LANDLORD sixty (60) days prior written notice from the EXPIRATION DATE of the LEASE or LEASE EXTENSION, as the case may be, of TENANT’s exercise of its right to extend the Term.

(6)           All other terms and conditions of the LEASE shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this NINTH AMENDMENT OF LEASE on the day and year above-written.

WITNESS:	E. I. DU PONT DE NEMOURS AND COMPANY

/s/ Lois J. Smith	By:	/s/ Christopher J. Heck

	Title:	Manager—Corporate Real Estate and Strategic Planning

WITNESS:	INCYTE CORPORATION

/s/ Bonnie Croce	By:	/s/ Paula J. Swain

	Title:	Executive Vice President, Human Resources

DE  Ex Station Incyte Ninth Amend of lease 07-14-13

EXHIBIT “A”

Additional Leased Premises